Exhibit 99.2

TATTOOED CHEF, INC.

January 14, 2021

NOTICE OF REDEMPTION OF WARRANTS (CUSIP 87663X 110)

Dear Public Warrant Holder,

Tattooed Chef, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on February 16, 2021 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated August 2, 2018, by and between the Company’s legal predecessor company Forum Merger II Corp. (“Forum”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), as part of the units sold in Forum’s initial public offering (“IPO”) for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). Each Public Warrant entitles the holder thereof to purchase one-half of one share of Common Stock for a purchase price of $11.50 per share, subject to adjustments. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” Note that the act of exercise is VOLUNTARY, meaning holders must instruct their broker to submit their Public Warrants for exercise prior to 5:00 p.m. New York City time on the Redemption Date. Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

The Public Warrants are quoted on Nasdaq under the symbol “TTCFW.”

On January 11, 2021, the closing price of the Public Warrants was $12.40 and the closing price of the Common Stock was $23.94. As a result of the redemption of the outstanding Public Warrants, the Public Warrants will cease to be quoted on Nasdaq, effective at the close of trading on the Redemption Date.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive, upon surrender of their Public Warrant certificates, the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the last sales price of the Common Stock equals or exceeds $18.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which a notice of redemption is given. The last sales price of the Common Stock has been at least $18.00 per share on each of 20 trading days within the 30 day trading period ending on January 11, 2021 (which is the third business day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase Common Stock. Each Public Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Public Warrant exercised.

In accordance with Section 3.3.1(b) of the Warrant Agreement, the Company’s board of directors has elected to require that, following delivery of this notice of redemption, all Public Warrants be exercised only on a cashless basis.

As a result of the board of directors having made this election, holders may no longer exercise Public Warrants in exchange for payment in cash of the $11.50 per share exercise price. Instead, a holder exercising a Public Warrant will be deemed to pay the $11.50 per warrant exercise price by the surrender of 0.4883 of a share of Common Stock that the holder would have been entitled to receive upon a cash exercise of each Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders will receive 0.5117 of a share of Common Stock for each Public Warrant surrendered for exercise.

The number of shares that each exercising warrant holder will receive by virtue of the cashless exercise (instead of paying the $11.50 per share cash exercise price) was calculated in accordance with Section 3.3.1(b) of the Warrant Agreement and will be equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Public Warrants held by such warrant holder, multiplied by the difference between $23.55, the average of the last sale price of the Common Stock over the ten (10) trading days ending on January 11, 2021, the third business day prior to the date of this notice (the “Fair Market Value”) and $11.50, by (y) the Fair Market Value. If any holder of Public Warrants would, after taking into account all of the holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending:

1. The Public Warrant certificate; and

2. A fully and properly completed “Election to Purchase” (which is located at the back of your Public Warrant certificate), duly executed and indicating, among of things, the number of Public Warrants being exercised, to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Reorganization Department
Telephone: (212) 509-4000

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Public Warrant certificate and the fully and properly completed Election to Purchase must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on February 16, 2021. Public Warrants received on or after that time will not be exercised, but will be redeemed.

WARRANTS HELD IN STREET NAME

For holders of Public Warrants who hold their warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on February 16, 2021, broker-dealers shall have two business days to deliver the Public Warrant to Continental Stock Transfer & Trust Company.

Any Public Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at $0.01 per Public Warrant), and not for exercise.

PROSPECTUS

A prospectus covering the Common Stock issuable upon the exercise of the Public Warrants (and the supplements thereto) is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-249890) (the “SEC”). A copy of this prospectus (and the supplements thereto) is available at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our investor relations website at ir.tattooedchef.com.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of the Public Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants. Persons who are holders of record of their Public Warrants may redeem their Public Warrants by delivering their certificates representing their Public Warrants to:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Reorganization Department
Telephone: (212) 509-4000

*********************************

Any questions you may have about redemption and exercising your Public Warrants may be directed to Continental Stock Transfer & Trust Company at its address and telephone number set forth above.

Sincerely,

/s/ Charles F. Cargile
Charles F. Cargile
Chief Financial Officer